EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated January 19, 2004, with respect to the consolidated financial statements of Telecom Communications, Inc. included in its Annul Report on Form 10-KSB for the year ended September 31, 2003, filed with the Securities and Exchange Commission.

                                              SHERB & CO., LLP
                                              Certified Public Accountants


New York, New York
February _____, 2004